UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Weber Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40702	61-1999408
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1415 S. Roselle Road Palatine, Illinois	60067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 934-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	WEBR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2022, Weber Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Alan D. Matula as the Company’s Chief Executive Officer, effective immediately. This followed the appointment of Mr. Matula as the Company’s Interim Chief Executive Officer in July 2022.

Prior to his position as Interim Chief Executive Officer, Mr. Matula served as Chief Information Officer of Weber Inc. and previously Weber-Stephen Products LLC since 2015. In March 2022, Mr. Matula was appointed as Chief Technology Officer of Weber Inc., leading the Company’s R&D organization, IoT and digital initiatives, as well as global IT organization. Prior to Weber, Mr. Matula worked for the Royal Dutch Shell plc organization for over 35 years, including as Chief Information Officer from 2006 to 2015. Mr. Matula received a Bachelor of Business degree in Qualitative Business Analysis from Indiana University in 1982, and an Executive MBA at Houston Baptist University.

At the time of this report, the Company has not entered into any compensation arrangements with Mr. Matula in connection with the announcement described above.

On December 16, 2022, the Company also announced that William J. Horton informed the Company of his decision to resign from his position as Chief Financial Officer of the Company, effective January 31, 2023. The Board has appointed Marla Yvonne Kilpatrick, Weber’s Senior Vice President of Finance, to serve as Interim Chief Financial Officer, effective immediately upon Mr. Horton’s departure, prior to her previously announced retirement and until a permanent successor to Mr. Horton has been appointed.

Ms. Kilpatrick is currently Senior Vice President of Finance at Weber Inc. Ms. Kilpatrick formerly served as Chief Accounting Officer of Weber Inc. from its initial public offering in August 2021 until December 14, 2022, at which time she took her current role as part of a planned retirement. In addition to her Chief Accounting Officer role, she also served as Global Controller of Weber Inc. (and formerly Weber-Stephen Products LLC) from January 2013 until June 8, 2022, at which time her designated successor for the Chief Accounting Officer role was named to the Global Controller position. Prior to Weber, Ms. Kilpatrick served in various accounting and finance roles for the Sara Lee Corporation from 1992 until 2012, the most recent being Vice President Corporate Strategy Finance from 2008 to 2012. Ms. Kilpatrick received a Bachelor of Science degree in Accounting from Illinois State University in 1985, and an MBA in Accounting, Finance and Economics from the University of Chicago Booth School of Business in 2002.

In addition, the Board is engaging an executive search firm to identify and assess candidates for the permanent Chief Financial Officer position and will consider both internal and external candidates.

At the time of this report, the Company has not entered into any compensation arrangements with Ms. Kilpatrick in connection with the announcement described above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBER INC.
Date: December 16, 2022

	By:	/s/ Erik Chalut
		Name:	Erik Chalut
		Title:	General Counsel